UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2008 (February 29, 2008)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 29, 2008, Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) entered into a Development Agreement (the “Development Agreement”) with Behringer Development Company LP  (“Behringer Development”), an affiliate of our advisor, Behringer Advisors, LLC.  Pursuant to the Development Agreement, we have retained Behringer Development to develop and construct a Class A office building on certain land located in Houston, Texas, on which we already own the property commonly known as Three Eldridge Place.  We and Behringer Development have agreed that Behringer Development will cause the construction of the office building to commence no later than March 2008.

For all services rendered by Behringer Development in connection with the development of the property, we will pay our advisor a fee equal to the fee payable to the advisor under Section 3.01(b) of the Fifth Amended and Restated Advisory Management Agreement, dated December 29, 2006, between us and our advisor (the “Advisory Agreement”).  Except as expressly set forth in the Development Agreement and the project development budget, we will not pay or reimburse Behringer Development for any costs or expenses incurred in connection with developing the property.

We may terminate the Development Agreement to the same extent that we may terminate the Advisory Agreement and upon the occurrence of certain events, including without limitation: the bankruptcy of Behringer Development; an uncured failure by Behringer Development to pay certain amounts or monetary obligations due to us; the failure of Behringer Development to complete the project within ninety days after the scheduled completion date; a good faith determination by us that Behringer Development is not developing the project in a satisfactory manner or that completing the project is not economically feasible; the costs of the project exceed the amounts budgeted; an uncured default by Behringer Development; an election by us to sell the project; or the failure of Behringer Development to stay on schedule and maintain progress on the project.  Behringer Development may terminate the Development Agreement only if our advisor terminates the Advisory Agreement.

The information set forth above with respect to the Development Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Development Agreement.

Item 7.01.	Regulation F-D.

On March 4, 2008, we issued a press release announcing that we had entered into the Development Agreement.  A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Development Agreement, dated as of February 29, 2008, by and between Behringer Harvard REIT I, Inc. and Behringer Development Company LP

	99.1	Press Release, dated March 4, 2008

Cautionary Statements

                This document may contain forward-looking statements.  Forward-looking statements are statements that do not reflect historical facts, including statements regarding our management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by use of words such as “anticipates,” “may,” “will,” “should,” “could,” “expects,” “plans,” “estimates,”  “intends,” “believes,” and similar expressions that do not relate to historical matters.  We intend that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, but are not limited to, risk factors discussed in documents filed by us with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2006.  All forward-looking statements in this document are made as of today, based upon information known to our management as of the date hereof.  We assume no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

The representations, warranties, covenants and agreements made by the parties in the Development Agreement are made only as of specific dates.  The assertions embodied in those representations and warranties were made only for purposes of the Development Agreement and are subject to qualifications and limitations negotiated by the parties in connection with the Development Agreement.  In addition, certain representations and warranties may be qualified by, or may be otherwise subject to, a contractual standard of materiality different from the standard of materiality applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the Development Agreement rather than to establish matters as facts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: March 4, 2008	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal

Exhibit Index

Exhibit No.	Description

10.1	Development Agreement, dated as of February 29, 2008, by and between Behringer Harvard REIT I, Inc. and Behringer Development Company LP

99.1	Press Release, dated March 4, 2008